UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 27, 2003



                              METRIS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                        1-12351                     41-1849591
               (Commission file number)    (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of Principal Executive Offices)

                                 (952) 525-5020
                         (Registrant's Telephone Number)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

Metris Companies Inc. (the "Company") entered into an Amended and Restated Senior Secured Credit Agreement, dated as of June 18, 2003, among the Company as Borrower, the parties identified therein as lenders to the Company (the "Lenders"), Goldman Sachs Credit Partners L.P., as Administrative Agent for the Lenders, and Deutsche Bank Trust Company Americas as the Collateral Agent for the Lenders (the "Credit Agreement"). The effectiveness of the Credit Agreement was subject to the satisfaction of a number of conditions set forth therein. On June 27, 2003, such conditions were satisfied, the Credit Agreement became effective, and the Lenders extended credit to the Company in the form of a one-year, $125 million term loan. On the same date, the Company used a portion of the proceeds of such term loan to repay in full a $100 million term loan due June 30, 2003 under a prior credit agreement, and terminated the prior credit agreement.

Item 7.  Financial Statements and Exhibits.

         The following Exhibit is filed as part of this Report and as an exhibit to the Registration Statement.

         10 Amended and Restated Senior Secured Credit Agreement, dated as of June 18, 2003, among Metris Companies Inc as Borrower, the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and Deutsche Bank Trust Company Americas as Collateral Agent, including the exhibits thereto.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             METRIS COMPANIES INC.


                             By: /s/ Scott R. Fjellman
                             Scott R. Fjellman
                             Senior Vice President, Treasurer

Dated:  July 11, 2003



                                  EXHIBIT INDEX


Exhibit No.       Description

       10. Amended and Restated Senior Secured Credit Agreement, dated as of June 18, 2003, among Metris Companies Inc as Borrower, the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and Deutsche Bank Trust Company Americas as Collateral Agent, including the exhibits thereto.